Exhibit 99.1

Agilent Technologies Reports Fourth-Quarter Fiscal Year 2017 Financial Results

Agilent Caps Stellar Year with Strong Q4 Results

Highlights:

•	GAAP net income of $177 million, or $0.54 per share

•	Non-GAAP net income of $218 million, or $0.67 per share(1), $0.06 above midpoint guidance of $0.61 per share

•	Revenue of $1.19 billion, representing growth of 7.1 percent (core revenue growth of 5.8 percent(2) versus midpoint guidance of 3.5 percent)

•	First-quarter fiscal year 2018 revenue guidance of $1.145 billion to $1.165 billion and non-GAAP earnings guidance of $0.55 to $0.57 per share(3)

•	Fiscal year 2018 revenue guidance of $4.720 billion to $4.740 billion and non-GAAP earnings guidance of $2.50 to $2.56 per share(3)

•	Fiscal year 2018 operating cash flow guidance of $970 million

SANTA CLARA, Calif., November 20, 2017

Agilent Technologies, Inc. (NYSE: A) today reported revenue of $1.19 billion for the fourth-quarter ended October 31, 2017, up 7.1 percent year over year (up 5.8 percent on a core basis(2)).

Fourth-quarter GAAP net income was $177 million, or $0.54 per share. Last year’s fourth-quarter GAAP net income was $126 million, or $0.38 per share.

During the fourth quarter, Agilent had intangible amortization of $28 million, transformation costs of $7 million and acquisition and integration costs of $5 million. Excluding these items and a tax expense of $1 million, Agilent reported fourth-quarter non-GAAP net income of $218 million, or $0.67 per share(1).

“We ended fiscal 2017 with another strong quarter of revenue and profit growth,” said Mike McMullen, Agilent CEO and President. “Every quarter this year we have delivered strong revenue growth, expanded operating margins and increased non-GAAP earnings per share. Our consistently excellent financial performance demonstrates our sustained ability to win in the marketplace, while also driving operational improvements.”

“We are successfully executing our strategy positioning Agilent for future growth,” he added. “We continue strengthening our portfolio through our own R&D investment and M&A, bringing new capabilities and highly differentiated products to our customers. We have positive momentum heading into fiscal year 2018, and will continue our focus on driving sustainable above-market growth and delivering value to shareholders.”

Fourth-quarter revenue of $575 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) grew 5 percent year over year (up 4 percent on a core basis(2)), with strength in chemical and energy, academia and government and food end markets. LSAG’s operating margin for the quarter was 23.9 percent.

Fourth-quarter revenue of $404 million from Agilent CrossLab Group (ACG) grew 9 percent year over year (up 8 percent on a core basis(2)). Growth was healthy across services and consumables, most regions and end markets. ACG’s operating margin for the quarter was 22.9 percent.

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Fourth-quarter revenue of $210 million from Agilent’s Diagnostics and Genomics Group (DGG) grew 9 percent year over year (up 7 percent on a core basis(2)) led by increasing demand for pathology products and companion diagnostics services. DGG’s operating margin for the quarter was 20.8 percent.

Agilent expects first-quarter 2018 revenue in the range of $1.145 billion to $1.165 billion. First-quarter 2018 non-GAAP earnings are expected to be in the range of $0.55 to $0.57 per share(3).

For fiscal year 2018, Agilent expects revenue of $4.720 billion to $4.740 billion and non-GAAP earnings of $2.50 to $2.56 per share(3). The guidance is based on October 31, 2017, currency exchange rates.

Conference Call

Agilent’s management will present more details about its fourth-quarter FY2017 financial results on a conference call with investors today at 1:30 p.m. PT. This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q4 2017 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.

Additional information regarding financial results can be found at www.investor.agilent.com by selecting “Financial Results” in the “Financial Information” section.

A telephone replay of the conference call will be available at approximately 4:30 p.m. PST today through November 27 by dialing +1 855-859-2056 (or +1 404-537-3406 from outside the United States) and entering pass code 2283927.

About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in life sciences, diagnostics and applied chemical markets. With more than 50 years of insight and innovation, Agilent instruments, software, services, solutions, and people provide trusted answers to its customers’ most challenging questions. The company generated revenues of $4.47 billion in fiscal 2017 and employs 13,500 people worldwide. Information about Agilent is available at www.agilent.com.

Forward-Looking Statements
This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenue, earnings and profitability; planned new products; market trends; the future demand for the company’s products and services; customer expectations; and revenue and non-GAAP earnings guidance for the first quarter and full fiscal year 2018. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities.
In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability

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to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the quarter ended July 31, 2017. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1)Non-GAAP net income and non-GAAP earnings per share primarily excludes the impacts of acquisition and integration costs, transformation initiatives, business exit and divestiture costs, and non-cash intangibles amortization. We also exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or is not expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2)Core revenue growth excludes the impact of currency, the NMR business and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. A reconciliation between Q4 FY17 GAAP revenue and core revenue is set forth on page 8 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3)Non-GAAP earnings per share as projected for Q1 FY18 and full fiscal year 2018 excludes primarily the future impact of acquisition and integration costs, transformation costs, non-cash intangibles amortization, and other related costs. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or is not expected to occur again with any regularity or predictability. Most of these excluded amounts that pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $25 million per quarter.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

INVESTOR CONTACT:

Alicia Rodriguez
+1 408 345 8948
alicia_rodriguez@agilent.com

EDITORIAL CONTACT:

Stefanie Notaney
+1 408 345 8955
stefanie.notaney@agilent.com

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	October 31,		Percent
	2017	2016	Inc/(Dec)

Net revenue	$1,189	$1,111	7%

Costs and expenses:
Cost of products and services	542	523	4%
Research and development	89	84	6%
Selling, general and administrative	325	321	1%
Total costs and expenses	956	928	3%

Income from operations	233	183	27%

Interest income	7	3	133%
Interest expense	(20)	(19)	5%
Other income (expense), net	6	(16)	—

Income before taxes	226	151	50%

Provision for income taxes	49	25	96%

Net income	$177	$126	40%

Net income per share:
Basic	$0.55	$0.39
Diluted	$0.54	$0.38

Weighted average shares used in computing net income per share:
Basic	322	324
Diluted	326	328

Cash dividends declared per common share	$0.132	$0.115

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Years Ended
	October 31,		Percent
	2017	2016	Inc/(Dec)

Net revenue	$4,472	$4,202	6%

Costs and expenses:
Cost of products and services	2,063	2,005	3%
Research and development	339	329	3%
Selling, general and administrative	1,229	1,253	(2)%
Total costs and expenses	3,631	3,587	1%

Income from operations	841	615	37%

Interest income	22	11	100%
Interest expense	(79)	(72)	10%
Other income (expense), net	19	(10)	—

Income before taxes	803	544	48%

Provision for income taxes	119	82	45%

Net income	$684	$462	48%

Net income per share:
Basic	$2.12	$1.42
Diluted	$2.10	$1.40

Weighted average shares used in computing net income per share:
Basic	322	326
Diluted	326	329

Cash dividends declared per common share	$0.528	$0.460

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended		Years Ended
	October 31,		October 31,
	2017	2016	2017	2016
Net Income	$177	$126	$684	$462

Other comprehensive income (loss), net of tax:

Unrealized gain (loss) on derivative instruments	3	5	—	(6)
Amounts reclassified into earnings related to derivative instruments	1	3	(1)	3
Foreign currency translation	(21)	(49)	40	(8)
Net defined benefit pension cost and post retirement plan costs:
Change in actuarial net loss	84	(115)	118	(86)
Change in net prior service benefit	(2)	(2)	(6)	(15)
Other comprehensive income (loss)	65	(158)	151	(112)

Total comprehensive income (loss)	$242	$(32)	$835	$350

The preliminary statement of comprehensive income is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	October 31, 2017	October 31, 2016 (a)
ASSETS
Current assets:
Cash and cash equivalents	$2,678	$2,289
Accounts receivable, net	724	631
Inventory	575	533
Other current assets	192	182
Total current assets	4,169	3,635

Property, plant and equipment, net	757	639
Goodwill	2,607	2,517
Other intangible assets, net	361	416
Long-term investments	138	135
Other assets	397	452
Total assets	$8,429	$7,794

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$305	$257
Employee compensation and benefits	276	235
Deferred revenue	291	269
Short-term debt	210	—
Other accrued liabilities	181	184
Total current liabilities	1,263	945

Long-term debt	1,801	1,904
Retirement and post-retirement benefits	242	360
Other long-term liabilities	293	339
Total liabilities	3,599	3,548

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 322 million shares at October 31, 2017 and 614 million shares at October 31, 2016, issued	3	6
Treasury stock at cost; zero shares at October 31, 2017 and 290 million shares at October 31, 2016	—	(10,508)
Additional paid-in-capital	5,301	9,159
(Accumulated deficit) retained earnings	(126)	6,089
Accumulated other comprehensive loss	(352)	(503)
Total stockholders' equity	4,826	4,243
Non-controlling interest	4	3
Total equity	4,830	4,246
Total liabilities and equity	$8,429	$7,794

(a) Includes the impact of the adoption of ASU 2015-15 and reclassification of technology and licenses from third parties from other assets to other intangible assets, net.

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended		Years Ended
	October 31,		October 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income	$177	$126	$684	$462
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	52	56	212	246
Share-based compensation	12	11	60	58
Excess and obsolete inventory related charges	5	4	24	20
Impairment of equity method investment and loans	—	25	—	25
Other non-cash expenses, net	2	3	7	19
Changes in assets and liabilities:
Accounts receivable	(52)	(52)	(81)	(33)
Inventory	(15)	4	(61)	(7)
Accounts payable	(9)	12	2	(15)
Employee compensation and benefits	49	29	38	15
Interest rate swap payments	—	(10)	—	(10)
Other assets and liabilities	67	26	4	13
Net cash provided by operating activities (a)	288	234	889	793

Cash flows from investing activities:
Investments in property, plant and equipment	(58)	(52)	(176)	(139)
Proceeds from sale of investment securities	—	—	—	1
Payment to acquire cost method investment	(1)	—	(1)	(80)
Loan to equity method investment	—	—	—	(3)
Change in restricted cash and cash equivalents, net	(1)	—	(1)	245
Payment in exchange for convertible note	—	—	(1)	(1)
Proceeds from divestitures	1	—	2	—
Acquisition of businesses and intangible assets, net of cash acquired	(1)	(26)	(128)	(261)
Net cash used in investing activities	(60)	(78)	(305)	(238)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	8	3	66	62
Payment of taxes related to net share settlement of equity awards	(1)	—	(14)	(6)
Payment of dividends	(43)	(38)	(170)	(150)
Proceeds from debts and credit facility	57	—	400	255
Repayment of debts and credit facility	(127)	(272)	(290)	(292)
Proceeds from issuance of senior notes	—	299	—	299
Debt issuance cost	—	(2)	—	(2)
Treasury stock repurchases	—	(46)	(194)	(434)
Net cash used in financing activities	(106)	(56)	(202)	(268)

Effect of exchange rate movements	(7)	(10)	7	(1)

Net increase in cash and cash equivalents	115	90	389	286

Cash and cash equivalents at beginning of period	2,563	2,199	2,289	2,003
Cash and cash equivalents at end of period	$2,678	$2,289	$2,678	$2,289

(a) Cash payments included in operating activities:

Income tax payments, net	$7	$13	$63	$67
Interest payments	$13	$8	$82	$73

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Years Ended
	October 31,				October 31,
	2017	Diluted EPS	2016	Diluted EPS	2017	Diluted EPS	2016	Diluted EPS

GAAP Net income	$177	$0.54	$126	$0.38	$684	$2.10	$462	$1.40
Non-GAAP adjustments:
Asset impairments	—	—	—	—	—	—	4	0.01
Intangible amortization	28	0.09	32	0.10	117	0.36	152	0.46
Business exit and divestiture costs	—	—	4	0.01	—	—	10	0.03
Transformational initiatives	7	0.02	6	0.02	12	0.04	38	0.12
Acquisition and integration costs	5	0.02	13	0.04	32	0.10	41	0.12
Impairment of investment and loans	—	—	25	0.08	—	—	25	0.08
Pension curtailment gain	—	—	—	—	—	—	(15)	(0.05)
Pension settlement gain	—	—	—	—	(32)	(0.10)	(1)	—
Other	—	—	1	—	5	0.02	6	0.02
Adjustment for taxes (a)	1	—	(14)	(0.04)	(50)	(0.16)	(71)	(0.21)
Non-GAAP Net income	$218	$0.67	$193	$0.59	$768	$2.36	$651	$1.98

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three months and year ended October 31, 2017, management uses a non-GAAP effective tax rate of 18.0% for both periods. In the same periods last year, management used a non-GAAP effective tax rate of 16.8% and 19.0%, respectively.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, business exit and divestiture costs, transformational initiatives, acquisition and integration costs, impairment of investment and loans, pension curtailment gain and pension settlement gain.

Asset impairments include assets that have been written-down to their fair value.

Business exit and divestiture costs include costs associated with the exit of the NMR business and other business divestitures.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers, site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with the post-separation resizing of the IT infrastructure and streamlining of IT system as well as company programs to transform our product lifecycle management (PLM) system and financial systems.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, tax, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Impairment of investment and loans include an investment and the related convertible loans that have been written down to their fair value.

Pension curtailment gain resulted from certain retirement plans benefit reductions.

Pension settlement gain resulted from transfer of the substitutional portion of our Japanese pension plan to the government.

Other includes certain legal costs and settlements in addition to other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Life Sciences and Applied Markets Group

	Q4'17	Q4'16
Revenues	$575	$548
Gross Margin, %	61.0%	59.4%
Income from Operations	$138	$125
Operating margin, %	23.9%	22.8%

Diagnostics and Genomics Group

	Q4'17	Q4'16
Revenues	$210	$193
Gross Margin, %	55.2%	55.4%
Income from Operations	$44	$38
Operating margin, %	20.8%	19.6%

Agilent CrossLab Group

	Q4'17	Q4'16
Revenues	$404	$370
Gross Margin, %	49.6%	49.4%
Income from Operations	$92	$84
Operating margin, %	22.9%	22.7%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to asset impairments, amortization of intangibles, business exit and divestiture costs, transformational initiatives, acquisition and integration costs, impairment of investment and loans, pension curtailment gain and pension settlement gain.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING THE NMR BUSINESS,
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q4'17	Q4'16	Year-over-Year % change

Life Sciences and Applied Markets Group	$575	$548	5%

Diagnostics and Genomics Group	210	193	9%

Agilent CrossLab Group	404	370	9%

Agilent	$1,189	$1,111	7%

	Non-GAAP (excluding NMR and Acquisitions)			Currency Adjustments	Currency-Adjusted (a)
Non-GAAP Revenue by Segment	Q4'17	Q4'16	Year-over-Year % change	Q4'17	Q4'17	Q4'16	Year-over-Year % change

Life Sciences and Applied Markets Group	$573	$547	5%	$4	$569	$547	4%

Diagnostics and Genomics Group	208	193	7%	2	206	193	7%

Agilent CrossLab Group	404	370	9%	5	399	370	8%

Agilent (Core)	$1,185	$1,110	7%	$11	$1,174	$1,110	6%

.
(a) We compare the year-over-year change in revenue excluding the effect of the NMR business, recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business. To determine the impact of currency fluctuations, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rate in effect during the respective prior periods.

The preliminary reconciliation of GAAP revenue adjusted for the NMR business, recent acquisitions and divestitures and impact of currency is estimated based on our current information.